Exhibit 10.19

FIRST AMENDMENT TO
LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT (this “Modification Agreement”), effective as of this 2nd day of July, 2009, is entered into by and between CORUS BANK, N.A., a national banking association, having a mailing address of 3959 N. Lincoln Avenue, Chicago, Illinois 60613 (“Seller”), and CHRISTIAN TYLER PROPERTIES, LLC, having a mailing address of 403 East Madison Street, Suite 400, Tampa, Florida 33602 (“Purchaser”).

RECITALS:

WHEREAS, Seller and Purchaser entered into that certain Loan Documents Purchase and Sale Agreement, dated June 8, 2009 (the “Purchase and Sale Agreement”), providing for the sale of the Loan and Loan Documents by Seller to Purchaser; and

WHEREAS, Seller and Purchaser desire to amend the Purchase and Sale Agreement to provide for a reduction of the Purchase Price.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1)              Capitalized Terms. Any capitalized term used herein, but not defined herein, shall have the meaning ascribed to it in the Purchase and Sale Agreement.

2)              Modification of the Purchase Price. Section 2(a) of the Purchase and Sale Agreement is modified to provide that the Purchase Price shall be Twenty-Seven Million and No/100 Dollars ($27,000,000.00).

3)              Representations and Warranties. The following new subsection is added to the Purchase and Sale Agreement as Section 7(h):

(h)           As of the date set forth above, to the actual knowledge of the Seller, the Borrower is in default of that certain Letter Agreement dated March 17, 2009, and referenced on Exhibit “B” attached hereto.

4)              Ratification. The provisions of this Modification Agreement shall control over any contrary provisions of the Purchase and Sale Agreement. Purchaser and Seller hereby agree that except to the extent expressly amended herein, all terms and conditions of the Purchase and Sale Agreement are hereby reaffirmed and shall remain in full force and effect.

5)              Counterparts. This Modification Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a facsimile of this Modification Agreement executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

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IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be duly executed as of the date first above written.

SELLER:

CORUS BANK, N.A., a national banking association

By:
Name:	Chris Barkidjija
Title:	First Vice President

PURCHASER:

CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company

By:	The Kirk D. Eicholtz Revocable Trust of 1996, its sole managing member

	By:	/s/ Kirk D. Eicholtz
Kirk D. Eicholtz, Trustee

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IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be duly executed as of the date first above written.

SELLER:

CORUS BANK, N.A., a national banking association

By:	/s/ Chris Barkidjija
Name:	Chris Barkidjija
Title:	First Vice President

PURCHASER:

CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company

By:	The Kirk D. Eicholtz Revocable Trust of 1996, its sole managing member

	By:	/s/ Kirk D. Eicholtz
Kirk D. Eicholtz, Trustee

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